EXHIBIT 23.1

























                         Consent of Independent Accountants

                     Consent of Independent Auditors



We consent to the reference to our firm in the Registration Statement
(Form S-8) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc. and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as amended by the Reports on Form 10-K/A dated April 30, 1999 and June 23, 1999, filed with the Securities and
Exchange Commission.



                                                 /s/	ERNST & YOUNG LLP

San Antonio, Texas
June 24, 1999